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                                                                    Exhibit 4.02



                          REGISTRATION RIGHTS AGREEMENT

              REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of August 4, 1998, by and among IXC Internet Services, Inc., a Delaware corporation ("IXC"), Grumman Hill Investments III, L.P., a Delaware limited partnership ("Grumman Hill"), AppliedTheory Communications, Inc., a New York corporation (the "Company"), NYSERNet.net, Inc. ("NYSERNet"), Richard Mandelbaum ("Mandelbaum"), James D. Luckett, Denis Martin, Mark Oros and David A. Buckel (collectively, the Management Stockholders") and Shelley A. Harrison ("Harrison").

                                    RECITALS:

              WHEREAS, pursuant to the Stock Purchase Agreement, dated May 19, 1998, by and among IXC, Grumman Hill, the Company, NYSERNet and certain stockholders of the Company (the "Stock Purchase Agreement"), IXC and Grumman Hill are purchasing, and the Company and NYSERNet are selling, for the purchase price and upon the terms and subject to the conditions of the Stock Purchase Agreement, certain shares of common stock (the "Common Stock"), of the Company (the "Initial Shares"), in the amounts as set forth on Exhibit A attached to the Stock Purchase Agreement;

              WHEREAS, Grumman Hill, IXC, the Management Stockholders and Harrison are entering into Option and Voting Agreements of even date herewith, pursuant to which Grumman Hill and IXC may purchase certain shares of Common Stock now or hereafter owned by the those stockholders (the "Option Shares"); and

              WHEREAS, the parties desire in this Agreement to provide, with respect to the Initial Shares, the Option Shares and any other shares that are or may hereafter during the term of this Agreement become beneficially owned by the parties hereto, for the granting to each of the parties hereto, the registration rights set forth herein.

              NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

SECTION 1.         Registration Rights.

1.1      Definitions. As used in this Section 1:

         (a) The terms "register," "registered," and "registration" refer to a registration effected by filing with the Securities and Exchange Commission (the "SEC") a registration statement ("Registration Statement") in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

         (b) The term "Registrable Securities" means (i) the Initial Shares, (ii) the Option Shares and (iii) any other shares of Common Stock that during the
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                  term of this Agreement are or become beneficially owned by a party. The term "Registrable Securities" shall also include any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend, stock split or other distribution with respect to, or in exchange for, upon reclassification or in replacement of, Registrable Securities. In the event of any recapitalization by the Company, whether by stock split, reverse stock split, stock dividend or otherwise, the number of shares of Registrable Securities used throughout this Agreement for various purposes shall be proportionately increased or decreased. In the event that any shares that would be deemed to be "Registerable Securities" become eligible for resale under Rule 144(k) of the Securities Act of 1933, as amended or any successor thereto, without limitation as to volume, are resold pursuant to Rule 144 or are covered by an effective "shelf" registration statement, then said shares shall no longer be deemed to be "Registerable Securities."

1.2 Demand Registration. If the Company shall receive from any party (a "Registering Party") a written request to register shares of Registrable Securities (a "Demand"), the Company shall prepare and file a Registration Statement under the 1933 Act covering the shares so requested to be registered, and shall use its best efforts to cause as expeditiously as possible such Registration Statement to become effective; provided, however, that (i) at the time the Demand is made, the Company shall have successfully completed an initial public offering, and (ii) at least $10 million of Registrable Securities are requested to be registered; provided, further, however, that if at the time the request for registration is made, the Company is in the process of registering securities under the 1933 Act for sale by it or has pending or in process a material transaction, the disclosure of which would, in the good faith judgment of the Board of Directors of the Company, materially and adversely affect the Company, the Company may defer the filing (but not the preparation) of the requested Registration Statement (i) in the case of another registration statement, for up to sixty (60) days, and (ii) in the case of a material transaction, for up to thirty (30) days (but the Company shall use its best efforts to resolve the transaction and file the Registration Statement as soon as practicable). The Company shall be required to register the Registrable Securities pursuant to this
         Section 1.2 in response to any Demand by any Registering Party, provided (i) only one Demand may be made by any Registering Party in any six (6) month period and (ii) the Company shall not be required to register the Registrable Securities more than once on registration forms other than Form S-3 (or any substantially equivalent successive form).

1.3 Piggy-Back Registrations. If (i) the Company proposes to file a registration statement under the 1933 Act with respect to an offering by the Company for its own account and/or for the account of any stockholders of any shares of Common Stock (other than a registration statement on Form S-4 or S-8 or successor forms thereto or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders), and (ii) the Board of Directors of


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         the Company shall approve of a "piggy-back registration" then the
         Company shall in each case give written notice of such proposed filing to each of Mandelbaum, NYSERNet, IXC and Grumman Hill (each, a "Piggy-Back Registering Party") at least 30 days before the anticipated filing date, and such notice shall offer (except as otherwise contemplated by the penultimate sentence of this Section) each such Piggy-Back Registering Party the opportunity to register such number of shares of Registrable Securities as such Piggy-Back Registering Party may request. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit such Piggy-Back Registering Party to include such securities in such offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers a written opinion to the Company that the inclusion of such Registrable Securities by a Piggy-Back Registering Party would materially and adversely affect the success or offering price of, or materially increase the consideration (including commission) to be paid to the underwriter in connection with, such offering, then the amount of securities to be offered for the account of such Piggy-Back Registering Party shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter; provided, that if securities similar to those represented by the Registrable Securities are being offered for the account of other persons as well as the Company, if Registerable Securities owned by more than one Piggy-Back Registering Party are being offered such reduction shall not represent a greater fraction of the number of securities intended to be offered by the Piggy-Back Registering Party than the fraction of similar reductions imposed on such other persons other than the Company.

1.4 Expenses of Registration. All expenses incurred in connection with the first two registrations effected pursuant to Section 1.2 and all registrations effected the first two pursuant to Section 1.3, including, without limitation, all registration, filing, listing and qualification fees (including SEC, securities exchange, National Association of Securities Dealers Inc. and blue sky fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for the Company, and expenses of any special audits and/or "cold comfort" letters incidental to or required by such registration, fees and disbursements of underwriters customarily paid by companies or sellers of securities, and the reasonable fees and expenses of any special experts retained by the Company in connection with the registration shall be borne by the Company; provided, however, that the Company shall not be required to pay underwriters' discounts or commissions relating to Registrable Securities or any of the expenses for more than two registrations under Section 1.2.

1.5 Holdback Agreement; Restrictions on Public Sale by the Company and Others. Each of IXC, Grumman Hill, the Company, NYSERNet and the stockholders party hereto agree, upon the request of the managing underwriter or underwriters in an underwritten offering in which such party is to participate as a Registering


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         Party, not to effect any public or private offer, sale or distribution of any securities of the Company of the same class as the securities included in any registration statement, or any securities convertible into or exchangeable or exercisable for such securities (except as part of such registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms), during the 90-day period beginning on, the effective date of such registration statement.

1.6 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

         (a) prepare and file with the SEC (but in any event within seventy-five (75) days after the date of the Demand pursuant to Section 1.2) a Registration Statement with respect to such Registrable Securities (which, in the case of a Demand registration pursuant to Section 1.2, shall be on a form designated by the underwriters) and use its diligent best efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for up to one hundred twenty (120) days or such longer period as the Company may agree upon, or until the distribution has been completed, whichever occurs first;

         (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such registration Statement effective as provided in Section 1.6(a) and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement;

         (c) furnish to a Registering Party such numbers of copies of the Registration Statement, the prospectus, including a preliminary prospectus, and of each amendment and supplement (in each case, including all exhibits), in conformity with the requirements of the 1933 Act, and such other documents as the Registering Party may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Registering Party;

         (d) use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions in such states as shall be reasonably necessary to facilitate an orderly distribution of the Registrable Securities, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any such jurisdiction in which, but for the requirements of this
                  Section 1.6d), it would not otherwise be obligated to be so qualified in to file a general consent to service of process in any such states or jurisdictions, but the Company will


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                  be required to consent to service of process in actions
                  arising out of or in connection with the sale of any Registrable Securities;

         (e) use its best efforts to cause such securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities of the United States of America or any state thereof as may be necessary to consummate the disposition of such securities;

         (f) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, usual and customary in form, with the managing underwriter of such offering and take such other actions as the underwriters reasonably request in order to expedite or facilitate a disposition of such securities;

         (g) use its best efforts to cause all such securities covered by such Registration Statement to be listed on any securities exchange on which the Common Stock is then listed, and if the Common Stock is not already so listed at such time, to use its best efforts promptly to cause all such securities to be listed on either the New York Stock Exchange or the American Stock Exchange or to be included in the National Association of Securities Dealers Automated Quotation System and to provide a transfer agent and registrar for such securities covered by such Registration Statement no later than the effective date of such Registration Statement;

         (h) use its best efforts to obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters;

         (i) notify the Registering Party at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which, or of the Company becoming otherwise aware that, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Registering Party, prepare and furnish to the Registering Party, a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the Registering Party of such securities under the Registration Statement, such prospectus shall not include an untrue statement of a material fact or a misstatement of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;


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         (j)      make reasonably available for inspection by, and grant
                  reasonable access to officers and employees of Company to answer questions of, representatives of the Registering Party, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Registering Party or any such underwriter, all pertinent information such as financial and other records, pertinent corporate documents and properties of the Company reasonably requested by such persons in connection with the Registration Statement;

         (k) in the event of the issuance of any stop order suspending the effectiveness of any registration statement or of any order suspending or preventing the use of any prospectus or suspending the qualification of any Restricted Stock for sale in any jurisdiction, use its best efforts promptly to obtain its withdrawal;

         (l) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

         (m) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") and in the performance of any due diligence investigation by any Registering Party (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the
                  NASD).

                  Each Party agrees that, upon receipt of any notice from the Company of the happening of any event described in Section 1.6(i), the Registering Party will forthwith discontinue disposition of such securities pursuant to such Registration Statement until the Registering Party's receipt of the copies of the supplemental or amended prospectus contemplated by Section 1.6(i), and, as so directed by the Company, the Registering Party will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Registering Party's possession, of the prospectus covering such securities covered by such Registration Statement current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 1.6(a) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 1.6(i) and through the date when each seller of such securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 1.6(i).


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1.7      Selection of Underwriter. The Company shall select, in its sole discretion, the managing underwriter or underwriters with respect to the related offering of its Common Stock.

1.8      Indemnification.

         (a) The Company will, and does hereby undertake to, indemnify and hold harmless the Registering Party, each of the Registering Party's officers, directors and affiliates and each person controlling the Registering Party, with respect to any registration, qualification, listing or compliance effected pursuant to this Section 1, and each underwriter, if any (including any broker or dealer which may be deemed an underwriter), and each person who controls any underwriter (including any such broker or dealer), of the Registrable Securities held by or issuable to the Registering Party, against all claims, losses, damages, liabilities and expenses, joint or several (or actions in respect thereto whether or not a party thereto) ("Claims"), to which they may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended, (the "1934 Act"), or other federal, state or common law, or otherwise, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary, final or summary prospectus, offering circular, or other similar document or any amendment or supplement thereto (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, listing, or compliance, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of any federal, state or common law, rule or regulation applicable to the Company in connection with any such registration, qualification, or compliance, and will reimburse, as incurred, the Registering Party, each such underwriter, and each such director, officer, affiliate and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending such Claim (whether or not the indemnified party is a party to any proceeding); provided that the Company will not be liable in any such case to the extent that any such Claim arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by the Registering Party or by such underwriter and stated to be specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Registering Party or any other indemnified party and shall survive the transfer of such securities by the Registering Party.

         (b) The Registering Party will indemnify the Company, each of its directors, and each officer who signs a Registration Statement in connection


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                  therewith, and each person controlling the Company, each
                  underwriter, if any, and each person who controls any underwriter, of the Company's securities covered by such a Registration Statement, against all Claims, joint or several (or actions in respect thereto whether or not a party thereto), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, preliminary, final or summary prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Company, each such underwriter and each such director, officer, partner and controlling person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Claim (whether or not the indemnified party is a party to any proceeding), in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, preliminary, final or summary prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Registering Party and stated to be specifically for use therein. In no event shall the Registering Party be required to contribute any amount (A) in excess of the lesser of (i) that proportion of the total of such Claims indemnified against equal to the proportion of the total securities sold under such registration statement that is being sold by the Registering Party or (ii) the net proceeds received by the Registering Party from its sale of securities under such registration statement and (B) for amounts paid in settlement of any Claims if such settlement is effected without the consent of the Registering Party, such consent not to be unreasonably withheld.

         (c) Promptly after the receipt by the indemnified party of a notice of any claim, action, suit or proceeding of any third party which is subject to indemnification hereunder, such party (the "Indemnified Party") shall give written notice of such claim to the party obligated to provide indemnification hereunder (the "Indemnifying Party"), stating the nature and basis of such claim and the amount thereof, to the extent known. Failure of the Indemnified Party to give such notice promptly shall not relieve the Indemnifying Party from any liability which it may have on account of this indemnification or otherwise, except to the extent that the Indemnifying Party is materially prejudiced thereby (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). The Indemnifying Party shall be entitled to participate in the defense of and, if it so chooses, to assume the defense of, or otherwise contest, such claim, action, suit or proceeding with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided, that, the


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                  Indemnified Party shall be entitled, to the extent it so
                  elects and at its sole cost and expense, to assume and control the defense of any claim involving any equitable claim, including, but not limited to, injunctive relief. Upon the election by the Indemnifying Party to assume the defense of, or otherwise contest, such claim, action, suit or proceeding, the Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, although the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense. Notwithstanding the foregoing, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party, if, and only to the extent that (i) the Indemnifying Party has not employed counsel (or such counsel is not reasonably acceptable to the Indemnified Party) to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, (ii) the employment of counsel and the amount reimbursable therefor by the Indemnified Party has been authorized in writing by the Indemnifying Party or (iii) representation of the Indemnifying Party and the Indemnified Party by the same counsel would, in the reasonable determination of such Indemnified Party, constitute a conflict of interest (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party). The Parties shall use commercially reasonable efforts to minimize damages from Claims by third parties and shall act in good faith in responding to, defending against, settling or otherwise dealing with such Claims, notwithstanding any dispute as to liability as between the Parties under this Section 1.8. The Parties shall also cooperate in any such defense, give each other reasonable access to all information relevant thereto and make employees and other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided in connection therewith. Whether or not the Indemnifying Party shall have assumed the defense, the Indemnifying Party shall not be obligated to indemnify the other party hereunder for any settlement entered into without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld or delayed.

         (d) If the indemnification provided for in this Section 1.8 is for any reason held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any Claims referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party and the Indemnified Party, or (ii) if the allocation provided by clause (i)


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                  above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party and the Indemnified Party in connection with the action or inaction which resulted in such Claims, as well as any other relevant equitable considerations. In connection with any registration of the Company's securities, the relative benefits received by the Indemnifying Party and the Indemnified Party shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Indemnifying Party and the Indemnified Party, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the Parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Indemnifying Party and the Indemnified Party agree that it would not be just and equitable if contribution pursuant to the foregoing paragraph were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

         (f) If the Registrable Securities are to be sold pursuant to any underwritten public offering, the Company and each seller shall enter into an underwriting agreement that contains, among other things, customary representations, warranties, covenants and indemnities relating to such offering.

         (g) Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and the Registering Party with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the 1933 Act.

         (h) The obligations of the parties under this Section 1.8 shall be in addition to any liabilities which any party may otherwise have to any other party.

1.9 Information by the Registering Party. The Registering Party shall furnish to the Company such information regarding the Registering Party and the distribution proposed by the Registering Party as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Section 1.


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1.10     Rule 144/Rule 144A Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

         (a) at all times make and keep public information available, as those terms are understood and defined in SEC Rule 144 and Rule 144A or any similar or analogous rule promulgated under the 1933 Act;

         (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the 1933 Act and 1934 Act; and

         (c) so long as any Party owns any Registrable Securities, furnish to such Party forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and Rule 144A of the 1933 Act, and of the 1933 Act and the 1934 Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Party may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 2.         Miscellaneous.

2.1 Entire Agreement. This Agreement, the Stock Purchase Agreement and the other agreements and documents referred to therein constitute the entire agreement of the parties and supersede all prior written or oral agreements, contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter hereof.

2.2 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

2.3 Amendments and Waivers. This Agreement may not be modified, amended or waived except by written document specifically identifying this Agreement and signed by the parties.

2.4 Headings. The headings included in this Agreement are for convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

2.5 Notices. All notices hereunder shall be in writing and shall be given to the respective parties by U.S. mail, personal delivery, or facsimile transmission to their respective addresses as follows:

         If to the Company:

                  AppliedTheory Communications, Inc.
                  125 Elwood Davis Road
                  Syracuse, NY 13212
                  Attn: Richard Mandelbaum, President and Treasurer

         with a copy to:

                  Frank E. Morgan II, Esq.
                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, NY 10019

         If to IXC:

                  IXC Internet Services, Inc.
                  1122 Capital of Texas Hwy S.
                  Austin, TX 78746-6426
                  Attn:  Jeffrey C. Smith, Esq.

         with a copy to:

                  Michael P. Whalen, Esq.
                  Riordan & McKinzie
                  696 Town Center Drive, Suite 1500
                  Costa Mesa, CA 92626

         If to Grumman Hill:

                  Grumman Hill Investments III, L.P.
                  60 East 42nd Street, Suite 2915
                  New York, NY 10165
                  Attn:  Elizabeth Fath

         with a copy to:

                  Michael P. Whalen, Esq.
                  Riordan & McKinzie
                  696 Town Center Drive, Suite 1500
                  Costa Mesa, CA 92626

         If to NYSERNet:

                  NYSERNet.net, Inc.
                  125 Elwood Davis Rd.
                  Syracuse, NY 13212
                  Attn:  David Buckel, Assistant
                          Secretary/Assistant Treasurer

         with a copy to:

                  Robert Mechur, Esq.
                  Underberg & Kessler LLP
                  1800 Chase Square
                  Rochester, NY 14604


         If to the Stockholders

                  At their respective addresses as
                  communicated to the Company
                  from time to time.


All such notices shall be deemed effective upon receipt.

2.6 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

2.7 Remedies, Waivers. No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. Any waiver or consent shall be effective only in the specific instance and for this specific purpose for which it was given. The parties to this Agreement acknowledge and agree that the breach of any of the terms of this Agreement will cause irreparable injury for which an adequate remedy at law is not available. Accordingly, it is agreed that either party shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, without the requirement of posting any bond. All rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies available under this Agreement or otherwise.

2.8 Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of contempt jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

2.9 Termination. The provisions of this Agreement shall terminate and be of no further effect upon (a) as to all Parties, upon the mutual consent of the Parties and (b) as to a Party, such Party ceasing to own or have rights to acquire Registrable Securities.

2.10 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

2.11 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

              IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers, duly authorized for such purpose, as of the date first written above.


                                            IXC INTERNET SERVICES, INC.



                                            By: /s/ Stuart K. Coppens
                                                --------------------------------
                                                Name:   Stuart K. Coppens
                                                Title:  VP




                                            GRUMMAN HILL INVESTMENTS III, L.P.


                                            By: Grumman Hill Group LLC
                                                --------------------------------
                                                Its General Partner


                                            By: /s/ James T. Kelsey
                                                --------------------------------
                                                Name:    James T. Kelsey
                                                Title:   President




                                            APPLIEDTHEORY COMMUNICATIONS, INC.



                                            By: /s/ Richard Mandelbaum
                                                --------------------------------
                                                Name:   Richard Mandelbaum
                                                Title:  President & CEO



                                            NYSERNet.net, INC.


                                            By: /s/ David A. Buckel
                                                --------------------------------
                                                Name:   David A. Buckel
                                                Title:  Asst. Sec/Treas

                                            STOCKHOLDERS:



                                            /s/ Richard Mandelbaum
                                            ------------------------------------
                                            Richard Mandelbaum


                                            /s/ David A. Buckel
                                            ------------------------------------
                                            David A. Buckel


                                            /s/ James D. Luckett
                                            ------------------------------------
                                            James D. Luckett


                                            /s/ Denis Martin
                                            ------------------------------------
                                            Denis Martin


                                            /s/ Mark Oros
                                            ------------------------------------
                                            Mark Oros


                                            /s/ Shelley A. Harrison
                                            ------------------------------------
                                            Shelley A. Harrison